As filed with the Securities and Exchange Commission on May 16, 2007

Registration No. 333-142411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________________

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________

ACCESS INTEGRATED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	22-3720962
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

55 Madison Avenue, Suite 300

Morristown, NJ 07960

(973) 290-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________________

A. DALE MAYO

President and Chief Executive Officer

Access Integrated Technologies, Inc.

55 Madison Avenue, Suite 300

Morristown, NJ 07960

(973) 290-0080

(Name, address, including zip code and telephone number,

including area code, of agent for service)

With a copy to:

JONATHAN K. COOPERMAN, ESQ.

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

(212) 808-7800

_________________________________________________________________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

____________________________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to Form S-3 is filed solely to amend Item 16 of Part II and to attach an exhibit to the Form S-3.

Item 16. Exhibits

The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit
Number		Description of Document

5.1	--	Opinion of Kelley Drye & Warren LLP (previously filed).
10.1	--	Amendment No. 1 to 8.5% Senior Notes, dated as of February 9, 2007.*
23.1	--	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1) (previously filed).
23.2	--	Consent of Eisner LLP.*
24.1	--	Powers of Attorney (included on signature page) (previously filed).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morristown, state of New Jersey, on May 16, 2007.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:	/s/ Gary S. Loffredo
Gary S. Loffredo Senior Vice President – Business Affairs, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

*	President, Chief Executive Officer and Chairman	May 16, 2007
A. Dale Mayo	of the Board of Directors (Principal Executive Officer)

*	Senior Vice President — Facilities and Director	May 16, 2007
Kevin J. Farrell

/s/ Gary S. Loffredo	Senior Vice President — Business Affairs, General	May 16, 2007
Gary S. Loffredo	Counsel, Secretary and Director

*	Senior Vice President — Accounting and Finance	May 16, 2007
Brian D. Pflug	(Principal Financial Officer)

*	Director	May 16, 2007
Wayne L. Clevenger

*	Director	May 16, 2007
Gerald C. Crotty

*	Director	May 16, 2007
Robert Davidoff

*	Director	May 16, 2007
Matthew W. Finlay

*	Director	May 16, 2007
Brett E. Marks

*	Director	May 16, 2007
Robert E. Mulholland

* By:	/s/ Gary S. Loffredo
Gary S. Loffredo, as Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit
Number		Description of Document

5.1	--	Opinion of Kelley Drye & Warren LLP (previously filed).
10.1	--	Amendment No. 1 to 8.5% Senior Notes, dated as of February 9, 2007.*
23.1	--	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1) (previously filed).
23.2	--	Consent of Eisner LLP.*
24.1	--	Powers of Attorney (included on signature page) (previously filed).

* Filed herewith.

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